Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Systems Announces Conference Call to Review Fourth Quarter and Full Year Results To Be Held on March 31, 2014 at 4:30 p.m. ET

MELVILLE, N.Y., March 27, 2014 — Verint® Systems Inc. (NASDAQ: VRNT) today announced it will conduct a conference call on Monday, March 31, 2014 at 4:30 p.m. ET to review its fourth quarter and full year results (for the quarter and year ended January 31, 2014) and outlook for the year ending January 31, 2015. An earnings release will be issued after market close on March 31.
Conference Call
A real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-800-706-7745 (United States and Canada) and 1-617-614-3472 (international). The passcode is 41282453. Please dial in 5-10 minutes prior to the scheduled start time.

About Verint Systems Inc.

Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Its portfolio of Enterprise Intelligence Solutions™ and Security Intelligence Solutions™ helps organizations Make Big Data Actionable™ through the ability to capture, analyze and act on large volumes of rich, complex and often underused information sources—such as voice, video and unstructured text. With Verint solutions and value-added services, organizations of all sizes can make more timely and effective decisions. Today, more than 10,000 organizations in over 150 countries, including over 80 percent of the Fortune 100, count on Verint solutions to improve enterprise performance and make the world a safer place. Headquartered in New York, Verint has offices worldwide and an extensive global partner network. For more information, visit www.verint.com.

Cautionary Note About Forward-Looking Statements

This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended October 31, 2013 and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

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CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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